                         [UTILICORP UNITED LETTERHEAD]


                                February 22, 2002




Quanta Services, Inc.
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056

Attention:  Corporate Secretary

                  Re:      STOCKHOLDER NOTICE TO SUBMIT DIRECTOR NOMINEES

Dear Ms. Gordon:

         UtiliCorp United Inc. ("UtiliCorp") is hereby submitting this notice on the date hereof in order to comply with the requirements set forth in
Article I, Section 2.12(a)(2) of the Bylaws (the "Bylaw Requirements") of Quanta Services, Inc. (the "Corporation") with respect to the nominations of candidates for election as directors of the Corporation. UtiliCorp's address is 20 West Ninth Street, Kansas City, Missouri 64105. UtiliCorp is both the beneficial and record owner of 3,444,961 shares of Series A Convertible Preferred Stock, par value $.00001 per share, of the Corporation ("Series A Convertible Preferred Stock") and 12,018,374 shares of common stock, par value $.00001 per share, of the Corporation ("Common Stock"), which constitute approximately 38% of the Corporation's outstanding Common Stock (on an as converted basis) based on the Corporation's Form 10-Q filed with the Securities and Exchange Commission (the "SEC") for the quarter ended September 30, 2001. Accordingly, UtiliCorp represents that it is a holder of record of stock of the Corporation entitled to vote at all meetings of stockholders. For further information on UtiliCorp's beneficial ownership of the Corporation's securities and/or other relationships between UtiliCorp and the Corporation, reference should be made to Annex A attached to this notice.

         UtiliCorp hereby represents that it intends to appear at the 2002 annual meeting of the Corporation's stockholders (the "Annual Meeting") in person or by proxy to nominate the individuals specified in this notice for election as directors of the Corporation.

         UtiliCorp is seeking at the Annual Meeting to elect the following persons as members of the Board of Directors of the Corporation, and in that regard hereby nominates the following persons (each a "Nominee") as nominees for election as directors of the Corporation at the Annual Meeting:

                                 Robert K. Green
                                 Keith G. Stamm
                                 Edward K. Mills
                                 R. Paul Perkins
                                  Bruce A. Reed
                                Richard C. Kreul
                                Terrence P. Dunn
                                 Robert E. Marsh
                           William H. Starbuck, Ph.D.

         Currently, UtiliCorp, as the owner of all of the issued and outstanding shares of Series A Convertible Preferred Stock , has the right to elect three of the Corporation's ten directors. To the extent that such right continues through the Annual Meeting, UtiliCorp hereby designates Messrs. Green, Mills and Stamm as the Nominees to be elected by the owner of the Series A Convertible Preferred Stock. To the extent that the owner of the Series A Convertible Preferred Stock is entitled to elect two directors at the Annual Meeting, UtiliCorp hereby designates Messrs. Green and Stamm as the Nominees to be elected by the owner of the Series A Convertible Preferred Stock. To the extent that the owner of the Series A Convertible Preferred Stock is entitled to elect one director at the Annual Meeting, UtiliCorp hereby designates Mr. Green as the Nominee to be elected by the owner of the Series A Convertible Preferred Stock. To the extent that one or more of these three Nominees is not or ceases to be one of the Nominees to be elected by the owner of the Series A Convertible Preferred Stock as provided above, he should be considered a Nominee to stand for election as a director to be elected by the owners of the Series A Convertible Preferred Stock and Common Stock voting together as a single class as provided in the Corporation's Certificate of Incorporation.

         UtiliCorp intends to deliver a proxy statement and forms of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the Nominees.

         As required by the Bylaw Requirements, UtiliCorp hereby advises you that certain information relating to each of the Nominees is set forth in Annexes B through J of this notice, respectively. Except as set forth herein or in Annex A or in such other Annexes, to the best of UtiliCorp's knowledge
(i) no Nominee owns any securities of the Corporation or any parent or subsidiary of the Corporation, directly or indirectly, beneficially or of record, nor has purchased nor sold any securities of the Corporation within the past two years, and none of his associates beneficially owns, directly or indirectly, any securities of the Corporation, (ii) no Nominee, his associates or any member of his immediate family have any arrangement or understanding with any person (a) with respect to any future employment by the Corporation or its affiliates or (b) with respect to future transactions to which the Corporation or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction, or series of similar transactions, that has occurred since January 1, 2000 or any currently proposed transaction, or series of similar transactions, to which the Corporation or any of its subsidiaries was or is a party and in which the amount involved exceeds $60,000, (iii) no Nominee is, nor was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies, (iv) no Nominee nor any of his associates has any arrangement or understanding with any person pursuant to which he was or is to be selected as a director, nominee or officer of the Corporation and
(v) there is no other information with respect to any Nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Matters disclosed in any part of this notice, including the Annexes, should be deemed disclosed for all purposes of this notice.

         The following is a description of all arrangements or understandings between UtiliCorp and each Nominee and any other person pursuant to which the nominations set forth above are being made:

         o Each Nominee has agreed in writing with UtiliCorp to be named as a nominee (a copy of which is attached to the applicable Annex).

         o UtiliCorp has agreed in writing to indemnify each Nominee who is not currently an officer and/or director of UtiliCorp or the Corporation (a copy of which is attached to the applicable Annex) in connection with the solicitation of proxies.

         UtiliCorp believes that this notice sets forth all information relating to the Nominees that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A promulgated by the SEC under the Exchange Act. UtiliCorp will promptly provide any other information reasonably requested by the Corporation pursuant to the Bylaw Requirements.


                                                    Very truly yours,


                                                     /s/ Keith G. Stamm

                                                     Keith G. Stamm
                                                     President and Chief
                                                     Operating Officer,
                                                     Global Networks Group

                                     ANNEX A


TRANSACTIONS BY UTILICORP UNITED INC. IN THE SECURITIES OF QUANTA SERVICES, INC.

         The following is a summary of all transactions by UtiliCorp United Inc. ("UtiliCorp") in the securities of Quanta Services, Inc. (the "Corporation") over the last two years.

                                                                     AMOUNT OF
DATE OF TRANSACTION    AMOUNT OF COMMON            DATE OF         COMMON STOCK              DATE OF        AMOUNT OF COMMON
      (NOTE 1)          STOCK PURCHASED     TRANSACTION (NOTE 1)     PURCHASED         TRANSACTION (NOTE 1)  STOCK PURCHASED
-------------------    ----------------     --------------------   ------------        -------------------- ----------------
     01/07/2000             186,174               04/17/2000           100,000              09/24/2001           131,300
     04/14/2000        4,037,727 (Note 2)         04/18/2000         1,050,000              09/25/2001           297,900
     04/14/2000        1,345,909 (Note 2)         04/18/2000            35,000              09/25/2001           485,600
     04/14/2000             250,000               04/18/2000           200,000              09/27/2001           142,200
     04/14/2000             345,000               04/19/2000            49,999              09/28/2001           457,600
     04/17/2000             187,500               04/19/2000           125,000              10/01/2001           426,700
     04/17/2000             200,000               04/19/2000           125,000              10/02/2001           350,000
     04/17/2000             100,000               04/20/2000           200,000              10/03/2001           304,000
     04/17/2000              34,909               04/20/2000            37,500              10/04/2001           104,900
     04/17/2000              48,621               04/21/2000           100,000              11/16/2001            13,000
     04/17/2000             300,000               04/24/2000           208,995
     04/17/2000             100,000               07/14/2000          124,013

NOTES:
(1) THE DATE AN OFFER WAS ACCEPTED IS BEING USED AS THE "DATE OF TRANSACTION"
(2) SHARES UNDERLYING CONVERTIBLE NOTES OF THE CORPORATION PURCHASED BY
    UTILICORP


               TRANSACTIONS BETWEEN UTILICORP AND THE CORPORATION

         Set forth below is a brief description of the transactions between UtiliCorp and the Corporation.

         In September 1999, the Corporation issued 1,860,000 shares of Series A convertible preferred stock, par value $0.00001, of the Corporation (the "Series A Convertible Preferred Stock") to UtiliCorp for an initial investment of $186.0 million, before transaction costs in accordance with the securities purchase agreement between the Corporation and UtiliCorp (the "Securities Purchase Agreement"), and in September 2000, UtiliCorp converted 7,924,805 shares of common stock, par value $0.00001, of the Corporation (the "Common Stock") into an additional 1,584,961 shares of Series A Convertible Preferred Stock. In certain circumstances, UtiliCorp also had the right to purchase additional securities from the Corporation to maintain the percentage ownership of the Corporation represented by the Series A Convertible Preferred Stock. This right terminated in October 2000. During the fiscal year ended December 31, 2000, UtiliCorp purchased 519,182 shares of Common Stock pursuant to this right. In addition to this right, UtiliCorp is also entitled to one demand registration with respect to the Common Stock issued upon conversion of the Series A Convertible Preferred Stock and unlimited "piggyback" registrations in accordance with the investor's right agreement between the Corporation and UtiliCorp (the "Investor's Right Agreement").

         Pursuant to the Securities Purchase Agreement, UtiliCorp has the right to purchase up to 49.9% of the stock of the Corporation on a fully diluted, as converted basis. Accordingly,

UtiliCorp, through close consultation and coordination with the management and the Board of the Corporation, directly negotiated with and purchased from the Corporation's significant stockholders 4,696,504 shares of stock of the Corporation in 1999, and 3,338,529 shares in 2000. From open market UtiliCorp also purchased 2,984,400 shares of stock of the Corporation in 1999, 250,000 shares in 2000 and 2,713,200 shares in 2001.

         Concurrently with the investment by UtiliCorp in September 1999, the Corporation agreed that UtiliCorp would use the Corporation as a preferred provider of outsourced transmission and distribution infrastructure construction and maintenance as well as natural gas distribution construction and maintenance in all areas serviced by UtiliCorp, provided that the Corporation provide such services at a competitive cost. This strategic alliance agreement has a term of six years (the "Strategic Alliance Agreement"). UtiliCorp paid approximately $15.3 million to the Corporation for projects for UtiliCorp or its affiliates in 2000, and approximately $38.5 million in 2001. Also, concurrently with the investment by UtiliCorp in September 1999, UtiliCorp and the Corporation executed an irrevocable stockholder's voting agreement, among UtiliCorp, the Corporation and various stockholders of the Corporation, obligating the parties to vote all shares owned by them, or over which they have voting control, to approve specific proposals pursuant to such agreement (the "Stockholder's Voting Agreement"). The Securities Purchase Agreement, the Investor's Right Agreement, the Strategic Alliance Agreement and the Stockholder's Voting Agreement were previously filed with the Securities and Exchange Commission on October 4, 1999 as exhibits to Schedule 13D.

         In addition to the Strategic Alliance Agreement, the Corporation entered into a management services agreement with UtiliCorp. Under the management services agreement, UtiliCorp provided advice and services to the Corporation. In consideration of the advice and services rendered by UtiliCorp, the Corporation agreed to pay UtiliCorp a fee of $2,325,000, quarterly in arrears during the six year term of the agreement. During the year 2000, the Corporation also reimbursed UtiliCorp $137,000 for the salaries and expenses of certain consultants. In December 2000, the Corporation agreed to conclude its obligations under the management services agreement with UtiliCorp in exchange for a one-time payment to UtiliCorp of approximately $28.6 million.

         As the sole holder of Series A Convertible Preferred Stock, UtiliCorp is currently entitled to elect three directors to the Board of Directors of the Corporation.

         On April 14, 2000, UtiliCorp signed a contract to purchase and subsequently paid for all of the $49.4 million principal amount of the Corporation's 6 7/8% convertible subordinated notes held by certain affiliates of Enron Corporation. UtiliCorp converted the convertible subordinated notes into approximately 5.4 million shares of Common Stock on June 13, 2000.

         UtiliCorp filed on November 28, 2001, a demand for arbitration with the American Arbitration Association seeking declaratory judgment, injunctive relief and damages from the Corporation in connection with the Corporation 's breach of the Securities Purchase Agreement by its amendment to the Stockholders Rights Plan dated March 8, 2000 (the "Stockholders Rights Plan"). UtiliCorp filed on November 28, 2001, a complaint in the Court of Chancery of the State of Delaware against the Corporation and the non-UtiliCorp directors of the Corporation seeking declaratory and injunctive relief for their failure to properly notify all of the Corporation's directors of the time and purpose of the November 15 and November 18, 2001 meeting of the Board of Directors, at which the non-UtiliCorp directors purportedly adopted and ratified the amendments to the Stockholders Rights Plan, in violation of the bylaws of the Corporation and the Delaware General Corporation Law.

                                     ANNEX B

                                 ROBERT K. GREEN


Name:         Robert K. Green (the "NOMINEE")

Age:          40

Business Address:          UtiliCorp United Inc.
                           20 West Ninth Street
                           Kansas City, Missouri 64105

Residence Address:         2318 West 59th Street
                           Shawnee Mission, Kansas 66208


         Set forth below is a brief description of Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporations or other organizations in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                  Robert K. Green has been a member of the Quanta Services, Inc. Board of Directors since September 21, 1999. Effective January 1, 2002, Mr. Green is President and Chief Executive Officer of UtiliCorp United Inc. ("UtiliCorp"). Prior to that, he served as President and Chief Operating Officer of UtiliCorp from February 1996, and as Chairman of Aquila, Inc., the company's energy marketing and trading unit, from December 1999. Mr. Green also previously served as Chairman of United Energy Limited and United Networks Limited. UtiliCorp manages and owns 34 percent of United Energy, an Australian company that provides electric and natural gas service to more than a million customers in Melbourne. UnitedNetworks, New Zealand's largest electricity and natural gas lines company, is managed and 55 percent owned by UtiliCorp. He is Chairman of the Initiative for a competitive Inner City in Kansas City and a member of the organizations' national board of directors, and also serves on the board of directors of United Missouri Bank and eScout. Mr Green holds a J.D. degree.


         Set forth below are the number of shares of capital stock of Quanta Services, Inc. (the "Corporation") beneficially owned by the Nominee within the meaning of Securities and Exchange Commission (the "SEC") Rule 13d-1:

                  The Nominee beneficially owns phantom stock units with respect to 26,768 shares of common stock of the Corporation and options to purchase 30,000 shares of common stock of the Corporation. Further information about the Nominee is included in the Schedule 13D filed with the SEC on October 4, 1999 and the amendments attached thereto.

         The following is a summary of all transactions by Mr. Green in the securities of the Corporation over the last two years.

                                                           AMOUNT OF COMMON STOCK PURCHASED
                          DATE OF TRANSACTION                 (P), GRANTED (G) OR SOLD (S)
                          -------------------              --------------------------------
                                5/24/00                            7,500 (G) (Note 1)
                                5/30/00                            10,000 (P)
                                5/25/01                            7,500 (G) (Note 1)
                                9/17/01                            25,000 (S)
                                9/17/01                            26,768 (P) (Note 2)

               Notes
               (1) Shares underlying options to purchase shares of common stock of the Corporation
               (2) Phantom Stock units purchased with respect to 26,768 shares of common stock of the Corporation


         Annex A sets forth a brief description of certain transactions between UtiliCorp and the Corporation, as well as the securities of the Corporation owned by UtiliCorp. The Nominee disclaims beneficial ownership of any securities of the Corporation owned by UtiliCorp, and this Annex shall not be deemed an admission that the Nominee is the beneficial owner of such securities for any purpose.

                                CONSENT OF NOMINEE

         The undersigned hereby consents to being named as a nominee for election as a director of Quanta Services, Inc. (the "Company"), in the proxy statement and other materials prepared by or on behalf of UtiliCorp United Inc. or its affiliates in connection with its solicitation of proxies from stockholders of the Company to be voted at the 2002 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.


                                                  /s/  Robert K. Green
                                             ---------------------------------
                                              Robert K. Green

Dated February 18, 2002

                                     ANNEX C

                                 KEITH G. STAMM


Name:         Keith G. Stamm (the "NOMINEE")

Age:          41

Business Address:          UtiliCorp United Inc.
                           20 West Ninth Street
                           Kansas City, Missouri 64105

Residence Address:         13109 Beverly Street
                           Overland Park, Kansas 66209


         Set forth below is a brief description of Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporations or other organizations in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                  Keith G. Stamm has been appointed by UtiliCorp as a director of Quanta Services, Inc. to replace James G. Miller (who retired in November 2001) as one of three directors on Quanta's Board of Directors exclusively elected by the owner of the Series A Convertible Preferred Stock; however, Quanta has not recognized such appointment. Mr. Stamm was appointed President and Chief Operating Officer of UtiliCorp's Global Networks Group in November 2001. Global Networks Group manages all the company's electric, natural gas and telecommunications network operations worldwide and includes 3,000 U.S. employees as well as network operations in Canada, Australia, New Zealand and the United Kingdom.

                  Mr. Stamm also is chairman of United Energy and UnitedNetworks. UtiliCorp manages and owns 34 percent of United Energy, an Australian company that provides electric and natural gas service to more than a million customers in Melbourne. UnitedNetworks, New Zealand's largest electricity and natural gas lines company, is managed and 55 percent owned by UtiliCorp.

                  Prior to his appointment as President and COO of UtiliCorp's Global Networks Group, since January 2000 Mr. Stamm was Chief Executive Officer of Aquila, Inc., a wholly owned UtiliCorp subsidiary that is one of the largest wholesalers of electricity and natural gas in North America.

                  Aquila also provides wholesale energy services in the U.K. and has a presence in Scandinavia and Germany. Before joining Aquila, he was Chief Executive Officer of United Energy since August 1997 and held various positions with UtiliCorp since 1983.

                  Mr. Stamm is certified as a Professional Engineer and has a bachelor's degree in Mechanical Engineering from the University of Missouri and an M.B.A. from Rockhurst College in Kansas City. He has 19 years of experience in several facets of the energy industry, including strategic planning, risk management, utility operations and energy marketing.


         The Nominee does not, directly or indirectly, own any shares of Quanta Services, Inc. (the "Corporation"). Annex A sets forth a brief description of certain transactions between UtiliCorp and the Corporation, as well as the securities of the Corporation owned by UtiliCorp. The Nominee disclaims beneficial ownership of any securities of the Corporation owned by UtiliCorp, and this Annex shall not be deemed an admission that the Nominee is the beneficial owner of such securities for any purpose.

                                CONSENT OF NOMINEE

         The undersigned hereby consents to being named as a nominee for election as a director of Quanta Services, Inc. (the "Company"), in the proxy statement and other materials prepared by or on behalf of UtiliCorp United Inc. or its affiliates in connection with its solicitation of proxies from stockholders of the Company to be voted at the 2002 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.



                                                   /s/  Keith G. Stamm
                                               --------------------------------
                                               Keith G. Stamm

Dated: February 18, 2002

                                     ANNEX D

                                 EDWARD K. MILLS


Name:         Edward K. Mills (the "NOMINEE")

Age:          42

Business Address:          UtiliCorp United Inc.
                           20 West Ninth Street
                           Kansas City, Missouri 64105

Residence Address:         8415 Meadow Lane
                           Leawood, Kansas 66206

         Set forth below is a brief description of Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporations or other organizations in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                  Edward K. Mills has served as Senior Vice President of UtiliCorp since May 2000 and the President and Chief Operating Officer of Aquila, Inc. since November 1998. In November 2001, Mr. Mills became President and Chief Operating Officer of UtiliCorp's Merchant Energy Group. Previously, from 1993 to 1998, Mr. Mills served as Aquila's Director of Risk Management and Trading.

                  Prior to joining UtiliCorp, Mr. Mills held executive and management positions at Fina Oil and Chemical Company, Texas Commerce Bank and Springer Holding Company.

                  Mr. Mills holds a bachelor's degree in English from the University of Texas and an M.B.A. (Finance) from Rice University.

         The Nominee does not, directly or indirectly, own any shares of Quanta Services, Inc. (the "Corporation"). Annex A sets forth a brief description of certain transactions between UtiliCorp and the Corporation, as well as the securities of the Corporation owned by UtiliCorp. The Nominee disclaims beneficial ownership of any securities of the Corporation owned by UtiliCorp, and this Annex shall not be deemed an admission that the Nominee is the beneficial owner of such securities for any purpose.

                               CONSENT OF NOMINEE

         The undersigned hereby consents to being named as a nominee for election as a director of Quanta Services, Inc. (the "Company"), in the proxy statement and other materials prepared by or on behalf of UtiliCorp United Inc. or its affiliates in connection with its solicitation of proxies from stockholders of the Company to be voted at the 2002 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.


                                                    /s/ Edward K. Mills
                                               --------------------------------
                                               Edward K. Mills

Dated: February 18, 2002

                                     ANNEX E

                                 R. PAUL PERKINS


Name:         R. Paul Perkins (the "NOMINEE")

Age:          58 (59 on Feb. 23, 2002)

Business Address:          UtiliCorp United Inc.
                           20 West Ninth Street
                           Kansas City, Missouri 64105

Residence Address:         8012 Lee Blvd.
                           Leawood, Kansas 66206

         Set forth below is a brief description of Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporations or other organizations in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                  Paul Perkins has served as Senior Vice President, Corporate Development of UtiliCorp since March 2000. Previously, Mr. Perkins served as Senior Vice President, International from June 1999 to March 2000 and Senior Vice President, Australasia from 1997 to June 1999. Mr. Perkins joined UtiliCorp in 1994 as Vice President, Corporate Development focused primarily on international opportunities.


                  Mr. Perkins is also a current director of United Energy Limited (since 1995), UnitedNetworks Limited (since 1999), and AlintaGas Limited (since October 2000). UtiliCorp manages and owns 34 percent of United Energy, an Australian company that provides electric and natural gas service to more than a million customers in Melbourne. UnitedNetworks, New Zealand's largest electricity and natural gas lines company, is managed and 55 percent owned by UtiliCorp. UtiliCorp and United Energy jointly own a 45% cornerstone shareholding in AlintaGas, a gas distribution utility in Western Australia managed by UtiliCorp.

                  Mr. Perkins holds a bachelor's degree in International Relations from the University of North Carolina.

         The Nominee does not, directly or indirectly, own any shares of Quanta Services, Inc. (the "Corporation"). Annex A sets forth a brief description of certain transactions between UtiliCorp and the Corporation, as well as the securities of the Corporation owned by UtiliCorp.

The Nominee disclaims beneficial ownership of any securities of the Corporation owned by UtiliCorp, and this Annex shall not be deemed an admission that the Nominee is the beneficial owner of such securities for any purpose.

                                CONSENT OF NOMINEE

         The undersigned hereby consents to being named as a nominee for election as a director of Quanta Services, Inc. (the "Company"), in the proxy statement and other materials prepared by or on behalf of UtiliCorp United Inc. or its affiliates in connection with its solicitation of proxies from stockholders of the Company to be voted at the 2002 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.


                                                /s/  R. Paul Perkins
                                          ----------------------------------
                                          R. Paul Perkins

Dated: February 18, 2002

                                     ANNEX F

                                  BRUCE A. REED

Name:         Bruce A. Reed (the "NOMINEE")

Age:          48

Business Address:          Aquila Inc.
                           1100 Walnut, Ste. 3300
                           Kansas City, Missouri 64199

Residence Address:         5628 Suwanee
                           Fairway, Kansas 66205

         Set forth below is a brief description of Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporations or other organizations in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                  Bruce A. Reed is the Senior Vice President and General Manager of Aquila Inc.'s Capital Group. Since 1999, he has led the Capital Group which includes all of Aquila's activities providing structured finance products for customers. This group includes Aquila Energy Capital Corporation ("AECC") which provides asset based mezzanine financing, equity capital and late stage venture funding for customers. The Capital Group also includes the Alternative Risk Management group which is focusing on the convergence of the commodity, capital, and insurance markets and the development of products in that growth area. Prior to his current position, Mr. Reed was Senior Vice President, Strategic Initiatives Group and was responsible for the development of new products and the startup of new businesses such as AECC, Weather, Coal, Alternative Risk and RiskWorks.

                  Mr. Reed started his career with Aquila's parent, UtiliCorp United Inc., in 1985, performing merger and acquisition related activities. He was involved in the start-up of the UtiliCo Group subsidiary in 1987 and served as an officer of that company through 1995 sand has been with Aquila since 1996. Prior to UtiliCorp, he began his career in 1978 with Black & Veatch Engineers-Architects and spent seven years performing financial consulting services for a wide variety of clients.

                  Mr. Reed is a graduate of the University of Wisconsin with degrees in civil and environmental engineering and in business administration. Mr. Reed serves on the board of directors of the YMCA of Greater Kansas City.

         The Nominee does not, directly or indirectly, own any shares of Quanta Services, Inc. (the "Corporation"). Annex A sets forth a brief description of certain transactions between UtiliCorp and the Corporation, as well as the securities of the Corporation owned by UtiliCorp. The Nominee disclaims beneficial ownership of any securities of the Corporation owned by UtiliCorp, and this Annex shall not be deemed an admission that the Nominee is the beneficial owner of such securities for any purpose.

                               CONSENT OF NOMINEE

         The undersigned hereby consents to being named as a nominee for election as a director of Quanta Services, Inc. (the "Company"), in the proxy statement and other materials prepared by or on behalf of UtiliCorp United Inc. or its affiliates in connection with its solicitation of proxies from stockholders of the Company to be voted at the 2002 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.


                                               /s/ Bruce A. Reed
                                            ----------------------------------
                                            Bruce A. Reed

Dated: February 18, 2002

                                     ANNEX G

                                RICHARD C. KREUL


Name:         Richard C. Kreul (the "NOMINEE")

Age:          45 (46 on February 27, 2002)

Business Address:          UtiliCorp United Inc.
                           20 West Ninth Street
                           Kansas City, Missouri 64105

Residence Address:         2205 W. 126th Street
                           Leawood, Kansas 66209

         Set forth below is a brief description of Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporations or other organizations in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                  Richard C. Kreul has more than 22 of experience in the energy industry and has served as Vice President, Energy Delivery for UtiliCorp United Inc.'s U.S. Networks since May 2000. Previously, from 1997 to 2000, Mr. Kreul was Vice President of Transmission for UtiliCorp's U.S. Network. Mr. Kreul is registered professional engineer, a member of various technical and industry organizations, including the Board of Directors of the Rocky Mountain Electric League and the MidAmerica Energy Association. Mr. Kreul holds a bachelor's degree and master's degree in Mechanical Engineering from the University of Arkansas.

         The Nominee does not, directly or indirectly, own any shares of Quanta Services, Inc. (the "Corporation"). Annex A sets forth a brief description of certain transactions between UtiliCorp and the Corporation, as well as the securities of the Corporation owned by UtiliCorp. The Nominee disclaims beneficial ownership of any securities of the Corporation owned by UtiliCorp, and this Annex shall not be deemed an admission that the Nominee is the beneficial owner of such securities for any purpose.

                                 CONSENT OF NOMINEE

         The undersigned hereby consents to being named as a nominee for election as a director of Quanta Services, Inc. (the "Company"), in the proxy statement and other materials prepared by or on behalf of UtiliCorp United Inc. or its affiliates in connection with its solicitation of proxies from stockholders of the Company to be voted at the 2002 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.


                                                 /s/ Richard C. Kreul
                                             --------------------------------
                                             Richard C. Kreul

Dated: February 18, 2002

                                     ANNEX H

                                TERRENCE P. DUNN


Name:         Terrence P. Dunn (the "NOMINEE")

Age:          52

Business Address:          Dunn Industries, Inc.
                           929 Holmes
                           Kansas City, Missouri 64106

Residence Address:         12008 Ensley Lane
                           Leawood, Kansas 66209


         Set forth below is a brief description of Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporations or other organizations in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                  Terrence P. Dunn has been a member of the Quanta Board of Directors since 2001. Mr. Dunn has served as President and Chief Executive Officer of Dunn Industries, Inc. since 1986. Mr. Dunn joined J. E. Dunn in 1974 as contracts officer and was made Vice President and Treasurer in 1978. He was promoted to Senior Vice President in 1979, Executive Vice President in 1980, and President in 1986. He has been active in all facets of the business with extensive experience in construction operations. Mr. Dunn holds an M.B.A. degree. Mr. Dunn serves as the Chairman of the Board of the Federal Reserve Bank of Kansas City, the Heart of America United Way and the Rockhurst University Board of Trustees.

         Set forth below are the number of shares of capital stock of Quanta Services, Inc. (the "Corporation") beneficially owned by the Nominee within the meaning of Securities and Exchange Commission (the "SEC") Rule 13d-1:

                  The Nominee beneficially owns 5,000 shares of common stock of the Corporation and options to purchase 15,000 shares of common stock of the Corporation. Further information about the Nominee is included in the Schedule 13D filed with the SEC on October 4, 1999 and the amendments attached thereto.

         The following is a summary of all transactions by Mr. Dunn in the securities of the Corporation over the last two years.

                                                           AMOUNT OF COMMON STOCK PURCHASED
                          DATE OF TRANSACTION                 (P), GRANTED (G) OR SOLD (S)
                          -------------------              -------------------------------
                                5/24/01                               15,000 (G) (Note 1)
                                8/20/01                               1,000 (P)
                                8/22/01                               2,000 (P)
                                8/31/01                               2,000 (P)

            Notes
            (1) Stock Options to purchase 15,000 shares of common stock of the Corporation

                                  CONSENT OF NOMINEE

         The undersigned hereby consents to being named as a nominee for election as a director of Quanta Services, Inc. (the "Company"), in the proxy statement and other materials prepared by or on behalf of UtiliCorp United Inc. or its affiliates in connection with its solicitation of proxies from stockholders of the Company to be voted at the 2002 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.


                                                  /s/ Terrence P. Dunn
                                               ---------------------------
                                               Terrence P. Dunn

Dated: February 18, 2002

                                     ANNEX I

                                 ROBERT E. MARSH


Name:         Robert E. Marsh (the "NOMINEE")

Age:          42

Business Address:          Corporate Counsel Group LLP
                           110 West 9th Street, Ste. 200
                           Kansas City, Missouri 64105

Residence Address:         6000 Brookside Blvd.
                           Kansas City, Missouri 66113

         Set forth below is a brief description of Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporations or other organizations in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                  Robert E. Marsh has been a partner with Corporate Counsel Group LLP, a law firm based in Kansas City, Missouri, since its formation in January 1998. While Mr. Marsh does not individually perform a significant amount of services for UtiliCorp, Corporate Counsel Group LLP was retained during 2001 to provide legal services to UtiliCorp and its subsidiaries primarily related to environmental advice provided to Aquila, Inc. UtiliCorp and its subsidiaries expect to continue using the firm's services in 2002. For eleven years prior to that date, Mr. Marsh was an associate and partner in the law firm of Blackwell Sanders Matheny Weary & Lombardi.

                  Mr. Marsh holds a bachelor's degree in Mechanical Engineering from Wichita State University, a JD degree from Northwestern University and an MBA from Northwestern University. Mr. Marsh is a Chartered Financial Analyst.

         The Nominee does not, directly or indirectly, own any shares of Quanta Services, Inc.

                                 CONSENT OF NOMINEE

         The undersigned hereby consents to being named as a nominee for election as a director of Quanta Services, Inc. (the "Company"), in the proxy statement and other materials prepared by or on behalf of UtiliCorp United Inc. or its affiliates in connection with its solicitation of proxies from stockholders of the Company to be voted at the 2002 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.


                                                       /s/  Robert Marsh
                                                    -------------------------
                                                    Robert Marsh

Dated: February 18, 2002

                                 INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT ("AGREEMENT") is made as of February 18, 2002 by and between UtiliCorp United Inc., a Delaware corporation ("UTILICORP"), and Robert E. Marsh (the "INDEMNITEE"), a nominee for election as a director of Quanta Services, Inc., a Delaware corporation (the "COMPANY").

         WHEREAS, UtiliCorp has asked and the Indemnitee has agreed to be a nominee for election to the Board of Directors of the Company at the 2002 annual meeting of stockholders of the Company (the "ANNUAL MEETING"); and

         WHEREAS, UtiliCorp and/or its affiliates may, in appropriate circumstances, solicit proxies from the stockholders of the Company in support of the Indemnitee's election as a director of the Company at the Annual Meeting;

         NOW, THEREFORE, in consideration of the foregoing and with the understanding on the part of UtiliCorp that the Indemnitee is relying on this Agreement in agreeing to be a nominee as aforesaid and for other and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following defined terms have the meanings indicated below:

               "CLAIM" means any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, formal or informal investigative or other), whether instituted by UtiliCorp, any stockholder of the Company, the Company or any other party (other than by the Indemnitee), or any inquiry or investigation that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding.

               "EXPENSES" means all reasonable attorney's fees and all other reasonable fees, costs, expenses and obligations paid or incurred in connection with the election of directors at the Annual Meeting or related matters, including without limitation, investigating, defending or participating (as a party, witness or otherwise) in (including on appeal), or preparing to defend or participate in, any Claim relating to any Indemnifiable Event.

               "INDEMNIFIABLE EVENT" means any event or occurrence relating to or directly or indirectly arising out of, or any action taken or omitted to be taken in connection with the election of directors at the Annual Meeting or related matters, but not in the Indemnitee's capacity as a director of the Company if the Indemnitee is so elected.

               "LOSS" means any and all damages, judgments, fines, penalties, amounts paid or payable in settlement, deficiencies, losses and Expenses (including all interest, assessments, and other charges paid or payable in connection with or respect of such Losses).

         2.    AGREEMENT TO SERVE AS A NOMINEE.

               (a) The Indemnitee hereby consents to being named as a nominee for election as a director of the Company at the Annual Meeting (or any special meeting of the stockholders of the Company called for that purpose) in any materials submitted by or on behalf of UtiliCorp to the Company or filed by or on behalf of UtiliCorp or the Company with the Securities and Exchange Commission, and further consents to serve as a director of the Company if elected at the Annual Meeting (or any special meeting of the stockholders of the Company called for that purpose), upon the Indemnitee's reasonable satisfaction that the Company maintains customary indemnification provisions for directors and has in effect customary insurance coverage for directors. The indemnification provisions of this Agreement will continue in effect even if the Indemnitee no longer serves as a director following the Annual Meeting.

               (b) Notwithstanding anything to the contrary contained in paragraph (a) above, the Indemnitee hereby agrees with UtiliCorp that the Indemnitee does not and will not (unless previously approved by UtiliCorp in writing) consent to serve as a nominee for election as a director of the Company, or to otherwise stand for election as or become a director of the Company, as part of a slate of nominees proposed by any party (including the Board of Directors of the Company or its Nominating Committee) other than UtiliCorp.

         3.    INDEMNIFICATION.

               (a) In the event the Indemnitee in his capacity as nominee for election to the Company's Board of Directors at the Annual Meeting was, is or becomes a party to or other participant in, or is threatened to be made a party to or other participant in, a Claim by reason of (or arising or allegedly arising in any manner out of or relating to in whole or in part) an Indemnifiable Event or Indemnitee's being a nominee for election to the Company's Board of Directors at the Annual Meeting, UtiliCorp to the fullest extent permitted by applicable law shall indemnify and hold harmless the Indemnitee from and against any and all Losses suffered, incurred or sustained by the Indemnitee or to which the Indemnitee becomes subject, resulting from, arising out of or relating to such Claim (it being understood that except as provided in SECTION 3(c) with respect to Expenses, reimbursements of any such Losses shall be made as soon as practicable but in any event no later than 15 days after written request (a "CLAIM NOTICE") is made to UtiliCorp accompanied by supporting documentation). The Indemnitee shall give UtiliCorp written notice of any Claim (accompanied by such reasonable supporting documentation as may be in the Indemnitee's possession) as soon as practicable after the Indemnitee becomes aware thereof; PROVIDED that the failure of the Indemnitee to give such notice shall not relieve UtiliCorp of its indemnification obligations under this Agreement, except to the extent that such failure materially prejudices the rights of UtiliCorp.

               (b) In the case of the commencement of any action against the Indemnitee in respect of which the Indemnitee may seek indemnification from UtiliCorp hereunder, UtiliCorp will be entitled to participate therein, including, without limitation, the negotiation and approval of any settlement of such action and, to the extent that UtiliCorp may wish to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee, and after notice from UtiliCorp to the Indemnitee of UtiliCorp's election so to assume the defense thereof, together with UtiliCorp's written acknowledgement and agreement that it will fully indemnify the Indemnitee under the terms of this Agreement with regard to such Claim, UtiliCorp will not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation and preparation therefor (including, without limitation, appearing as a witness and reasonable fees and expenses of legal counsel in connection therewith). If in any action for which indemnity may be sought hereunder UtiliCorp shall not have timely assumed the defense thereof with counsel reasonably satisfactory to the Indemnitee, or the Indemnitee shall have been advised by counsel that it would constitute a conflict of interest for the same counsel to represent both the Indemnitee and UtiliCorp in such action, or if the Indemnitee may have separate or additional defenses with regard to such action, the Indemnitee shall have the right to employ counsel for the Indemnitee reasonably satisfactory to UtiliCorp in such action, in which event UtiliCorp shall reimburse the Indemnitee for all reasonable legal fees and expenses incurred by the Indemnitee in connection with the defense thereof. UtiliCorp shall in no event be liable for any settlement of any action effected without its prior written consent (which consent shall not be unreasonably withheld, delayed and conditioned). UtiliCorp shall not settle any Claim in any manner that would impose any expense, penalty, obligation or limitation on the Indemnitee, or would contain language other than a recitation of any amounts to be paid in settlement, the fact of the settlement or the underlying claim relating to the settlement, that could be viewed, in the sole discretion of the Indemnitee, as an acknowledgement of wrongdoing on the part of the Indemnitee or as detrimental to the reputation of the Indemnitee, without the Indemnitee's prior written consent.

               (c)    The Indemnitee's right to indemnification in this
SECTION 3 shall include the right of the Indemnitee to be advanced by UtiliCorp any Expenses incurred in connection with any Indemnifiable Event as such Expenses are incurred by the Indemnitee; PROVIDED, HOWEVER, that all amounts advanced in respect of such Expenses shall be repaid to UtiliCorp by the Indemnitee if it shall ultimately be determined in a final judgment without further right to appeal by a court of appropriate jurisdiction that the Indemnitee is not entitled to be indemnified for such Expenses because the Loss arose as a result of the Indemnitee's recklessness or willful misconduct.

         4. PARTIAL INDEMNITY. If the Indemnitee is entitled under any provision of this Agreement to indemnification by UtiliCorp for some or a portion of any Loss, but not for all of the total amount thereof, UtiliCorp shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

         5. NO PRESUMPTIONS. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval), or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

         6. NONEXCLUSIVITY. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under any bylaw, insurance policy, corporate law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) would permit greater indemnification by agreement than would be afforded currently under this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

         7. AMENDMENT, ETC. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         8. SUBROGATION. In the event of any payment under this Agreement, UtiliCorp shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, and the Indemnitee shall execute all papers reasonably required and shall take such action that may be reasonably necessary to secure such rights, including the execution of such documents reasonably necessary to enable UtiliCorp effectively to bring suit to enforce such rights.

         9. NO DUPLICATION OF PAYMENTS. UtiliCorp shall not be liable under this Agreement to make any payment in connection with a Claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise indemnifiable hereunder; PROVIDED that, if the Indemnitee for any reason is required to disgorge any payment actually received, UtiliCorp shall be obligated to pay such amount to the Indemnitee in accordance with the other terms of this Agreement (I.E., disregarding the terms of this SECTION 9).

         10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

         11. COUNTERPARTS. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      UTILICORP:

                                      UTILICORP UNITED INC.


                                      By: /s/ Leslie J. Parrette, Jr.
                                          ------------------------------
                                      Name:  Leslie J. Parrette, Jr.
                                            ----------------------------
                                      Title  Senior Vice President
                                             ---------------------------


                                      NOMINEE:

                                      /s/ Robert E. Marsh
                                      ----------------------------------

                                     ANNEX J

                               WILLIAM H. STARBUCK


Name:         William H. Starbuck, Ph.D. (the "NOMINEE")

Age:          67

Business Address:          New York University
                           Stern School of Business
                           40 West Fourth St. Suite 722
                           New York, NY  10012-1118

Residence Address:         Penthouse G
                           2 Washington Square Village
                           New York, NY  10012-1117


         Set forth below is a brief description of Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporations or other organizations in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                  Since 1985, Mr. Starbuck has been the ITT Professor of Creative Management in the Stern School of Business at New York University.

         The Nominee does not, directly or indirectly, own any shares of Quanta Services, Inc.

                                  CONSENT OF NOMINEE

         The undersigned hereby consents to being named as a nominee for election as a director of Quanta Services, Inc. (the "Company"), in the proxy statement and other materials prepared by or on behalf of UtiliCorp United Inc. or its affiliates in connection with its solicitation of proxies from stockholders of the Company to be voted at the 2002 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.


                                      /s/ William H. Starbuck, Ph.D.
                                      -------------------------------------
                                      William H. Starbuck, Ph.D.

Dated: February 22, 2002

                               INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT ("AGREEMENT") is made as of February 22, 2002, by and between UtiliCorp United Inc., a Delaware corporation ("UTILICORP"), and William H. Starbuck, Ph.D. (the "INDEMNITEE"), a nominee for election as a director of Quanta Services, Inc., a Delaware corporation (the "COMPANY").

         WHEREAS, UtiliCorp has asked and the Indemnitee has agreed to be a nominee for election to the Board of Directors of the Company at the 2002 annual meeting of stockholders of the Company (the "ANNUAL MEETING"); and

         WHEREAS, UtiliCorp and/or its affiliates may, in appropriate circumstances, solicit proxies from the stockholders of the Company in support of the Indemnitee's election as a director of the Company at the Annual Meeting;

         NOW, THEREFORE, in consideration of the foregoing and with the understanding on the part of UtiliCorp that the Indemnitee is relying on this Agreement in agreeing to be a nominee as aforesaid and for other and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following defined terms have the meanings indicated below:

               "CLAIM" means any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, formal or informal investigative or other), whether instituted by UtiliCorp, any stockholder of the Company, the Company or any other party (other than by the Indemnitee), or any inquiry or investigation that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding.

               "EXPENSES" means all reasonable attorney's fees and all other reasonable fees, costs, expenses and obligations paid or incurred in connection with the election of directors at the Annual Meeting or related matters, including without limitation, investigating, defending or participating (as a party, witness or otherwise) in (including on appeal), or preparing to defend or participate in, any Claim relating to any Indemnifiable Event.

               "INDEMNIFIABLE EVENT" means any event or occurrence relating to or directly or indirectly arising out of, or any action taken or omitted to be taken in connection with the election of directors at the Annual Meeting or related matters, but not in the Indemnitee's capacity as a director of the Company if the Indemnitee is so elected.

                 "LOSS" means any and all damages, judgments, fines, penalties, amounts paid or payable in settlement, deficiencies, losses and Expenses (including all interest, assessments, and other charges paid or payable in connection with or respect of such Losses).

         2.    AGREEMENT TO SERVE AS A NOMINEE.

               (a) The Indemnitee hereby consents to being named as a nominee for election as a director of the Company at the Annual Meeting (or any special meeting of the stockholders of the Company called for that purpose) in any materials submitted by or on behalf of UtiliCorp to the Company or filed by or on behalf of UtiliCorp or the Company with the Securities and Exchange Commission, and further consents to serve as a director of the Company if elected at the Annual Meeting (or any special meeting of the stockholders of the Company called for that purpose), upon the Indemnitee's reasonable satisfaction that the Company maintains customary indemnification provisions for directors and has in effect customary insurance coverage for directors. The indemnification provisions of this Agreement will continue in effect even if the Indemnitee no longer serves as a director following the Annual Meeting.

               (b) Notwithstanding anything to the contrary contained in paragraph (a) above, the Indemnitee hereby agrees with UtiliCorp that the Indemnitee does not and will not (unless previously approved by UtiliCorp in writing) consent to serve as a nominee for election as a director of the Company, or to otherwise stand for election as or become a director of the Company, as part of a slate of nominees proposed by any party (including the Board of Directors of the Company or its Nominating Committee) other than UtiliCorp.

         3.    INDEMNIFICATION.

               (a) In the event the Indemnitee in his capacity as nominee for election to the Company's Board of Directors at the Annual Meeting was, is or becomes a party to or other participant in, or is threatened to be made a party to or other participant in, a Claim by reason of (or arising or allegedly arising in any manner out of or relating to in whole or in part) an Indemnifiable Event or Indemnitee's being a nominee for election to the Company's Board of Directors at the Annual Meeting, UtiliCorp to the fullest extent permitted by applicable law shall indemnify and hold harmless the Indemnitee from and against any and all Losses suffered, incurred or sustained by the Indemnitee or to which the Indemnitee becomes subject, resulting from, arising out of or relating to such Claim (it being understood that except as provided in SECTION 3(c) with respect to Expenses, reimbursements of any such Losses shall be made as soon as practicable but in any event no later than 15 days after written request (a "CLAIM NOTICE") is made to UtiliCorp accompanied by supporting documentation). The Indemnitee shall give UtiliCorp written notice of any Claim (accompanied by such reasonable supporting documentation as may be in the Indemnitee's possession) as soon as practicable after the Indemnitee becomes aware thereof; PROVIDED that the failure of the Indemnitee to give such notice shall not relieve UtiliCorp of its indemnification obligations under this Agreement, except to the extent that such failure materially prejudices the rights of UtiliCorp.

               (b) In the case of the commencement of any action against the Indemnitee in respect of which the Indemnitee may seek indemnification from UtiliCorp hereunder, UtiliCorp will be entitled to participate therein, including, without limitation, the negotiation and approval of any settlement of such action and, to the extent that UtiliCorp may wish to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee, and after notice from UtiliCorp to the Indemnitee of UtiliCorp's election so to assume the defense thereof, together with UtiliCorp's written acknowledgement and agreement that it will fully indemnify the Indemnitee under the terms of this Agreement with regard to such Claim, UtiliCorp will not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation and preparation therefor (including, without limitation, appearing as a witness and reasonable fees and expenses of legal counsel in connection therewith). If in any action for which indemnity may be sought hereunder UtiliCorp shall not have timely assumed the defense thereof with counsel reasonably satisfactory to the Indemnitee, or the Indemnitee shall have been advised by counsel that it would constitute a conflict of interest for the same counsel to represent both the Indemnitee and UtiliCorp in such action, or if the Indemnitee may have separate or additional defenses with regard to such action, the Indemnitee shall have the right to employ counsel for the Indemnitee reasonably satisfactory to UtiliCorp in such action, in which event UtiliCorp shall reimburse the Indemnitee for all reasonable legal fees and expenses incurred by the Indemnitee in connection with the defense thereof. UtiliCorp shall in no event be liable for any settlement of any action effected without its prior written consent (which consent shall not be unreasonably withheld, delayed and conditioned). UtiliCorp shall not settle any Claim in any manner that would impose any expense, penalty, obligation or limitation on the Indemnitee, or would contain language other than a recitation of any amounts to be paid in settlement, the fact of the settlement or the underlying claim relating to the settlement, that could be viewed, in the sole discretion of the Indemnitee, as an acknowledgement of wrongdoing on the part of the Indemnitee or as detrimental to the reputation of the Indemnitee, without the Indemnitee's prior written consent.

               (c)    The Indemnitee's right to indemnification in this
SECTION 3 shall include the right of the Indemnitee to be advanced by UtiliCorp any Expenses incurred in connection with any Indemnifiable Event as such Expenses are incurred by the Indemnitee; PROVIDED, HOWEVER, that all amounts advanced in respect of such Expenses shall be repaid to UtiliCorp by the Indemnitee if it shall ultimately be determined in a final judgment without further right to appeal by a court of appropriate jurisdiction that the Indemnitee is not entitled to be indemnified for such Expenses because the Loss arose as a result of the Indemnitee's recklessness or willful misconduct.

         4. PARTIAL INDEMNITY. If the Indemnitee is entitled under any provision of this Agreement to indemnification by UtiliCorp for some or a portion of any Loss, but not for all of the total amount thereof, UtiliCorp shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

         5. NO PRESUMPTIONS. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval), or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

         6. NONEXCLUSIVITY. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under any bylaw, insurance policy, corporate law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) would permit greater indemnification by agreement than would be afforded currently under this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

         7. AMENDMENT, ETC. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         8. SUBROGATION. In the event of any payment under this Agreement, UtiliCorp shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, and the Indemnitee shall execute all papers reasonably required and shall take such action that may be reasonably necessary to secure such rights, including the execution of such documents reasonably necessary to enable UtiliCorp effectively to bring suit to enforce such rights.

         9. NO DUPLICATION OF PAYMENTS. UtiliCorp shall not be liable under this Agreement to make any payment in connection with a Claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise indemnifiable hereunder, PROVIDED that, if the Indemnitee for any reason is required to disgorge any payment actually received, UtiliCorp shall be obligated to pay such amount to the Indemnitee in accordance with the other terms of this Agreement (I.E., disregarding the terms of this SECTION 9).

         10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

         11. COUNTERPARTS. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       UTILICORP:

                                       UTILICORP UNITED INC.

                                       By: /s/ Keith G. Stamm
                                           -----------------------------
                                       Name: Keith G. Stamm
                                       Title: President and Chief Operating
                                              Officer, Global Networks Group


                                       NOMINEE:

                                       /s/ William H. Starbuck, Ph.D.
                                       -------------------------------------
                                       William H. Starbuck, Ph.D.